                                   EXHIBIT 11

                        RICHMOND COUNTY FINANCIAL CORP.
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

               (In Thousands, Except Share and Per Share Amounts)


                                                                              For The
                                                                           Three Months
                                                                               Ended
                                                                          March 31, 1998
                                                                         ----------------
Net loss since conversion                                                  $    (9,461)
                                                                           ------------

Weighted average common shares outstanding                                  24,310,518


Common stock equivalents due to dilutive effect of stock options                     -
                                                                           ------------

Total weighted average common shares and equivalents                        24,310,518
                                                                           ============
Basic earnings per common and common share equivalents                     $     (0.39)
                                                                           ============

Total weighted average common shares and equivalents outstanding            24,310,518

Additional dilutive shares using ending period market value versus average market value for the period when utilizing the treasury
   stock method regarding stock options                                              -
                                                                           ------------

Total shares for diluted earnings per share                                 24,310,518
                                                                           ============

Diluted earnings per common share equivalents                              $     (0.39)
                                                                           ============

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